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                                                                    EXHIBIT 23.1

      We have issued our reports dated March 1, 2000, accompanying the financial statements and schedule of Nassau Broadcasting Partners, L.P. contained in Amendment No. 1 to the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in Amendment No. 1 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton

Edison, N.J.

June 28, 2000